Exhibit 10.1

SUBORDINATED PROMISSORY NOTE

$2,000,000.00	May 6, 2008

FOR VALUE RECEIVED, CUBIC ENERGY, INC., a Texas corporation (“Debtor”) unconditionally promises to pay to the order of DIVERSIFIED DYNAMICS CORPORATION (together with its successors and assigns, “Lender”), without setoff, at its offices                                                                                    , or at such other place as may be designated by Lender, the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate (the “Rate”), and in accordance with the payment schedule, indicated below.

1.             Rate.  The Rate shall be the lesser of (a) the MAXIMUM RATE, or (b): the PRIME RATE plus TWO PERCENT (2.00%) per annum.  The term “Prime Rate” means a variable rate of interest per annum equal to the prime rate as published from time to time in the “Bonds, Rates & Yields” table of The Wall Street Journal.  If the prime rate is no longer published in the “Bonds, Rates & Yields” table of The Wall Street Journal, then Lender will choose and notify Debtor of a substitute index that is based upon comparable information.  Notwithstanding any provision of this Note or any other agreement or commitment between Debtor and Lender, whether written or oral, express or implied, Lender shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited so that Lender shall be paid, as interest a sum greater than interest at the Maximum Rate. It is the intention of the parties that this Note, and all instruments securing the payment of this Note or executed or delivered in connection therewith, shall comply with applicable law.  If Lender ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note or any other indebtedness owed to Lender by Debtor, and if this Note and such other indebtedness are paid in full, any remaining excess shall be paid to Debtor.  In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of this Note until its payment in full. The term “Maximum Rate” as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby.   If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate.   To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended, (the “Act”) is relevant to Lender for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the “weekly ceiling” from time to time in effect, as referred to and defined in §303.001-303.016 of the Act; subject, however, to any right Lender subsequently may have under applicable law to change the method of determining the Maximum Rate.

2.             Accrual Method.  Interest on the indebtedness evidenced by this Note shall be computed on the basis of a THREE HUNDRED SIXTY (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated.  In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the business day received as provided herein.

3.             Rate Change Date.  The Rate will change each time and as of the date that the Prime Rate changes.

4.             Payment Schedule.  The outstanding principal balance of this Note, plus accrued and unpaid interest thereon shall be due and payable on the earlier of (i) the acceleration of the indebtedness hereunder; (ii) April 30, 2010, or (iii) such other date as may be established by a written instrument between Debtor and Lender, from time to time (the “Maturity Date”).  Accrued and unpaid interest on the outstanding principal balance of this

Note shall be due and payable monthly commencing on June 1, 2008 and continuing on the SAME day of each calendar month thereafter (or if no such corresponding date, on the LAST date of such calendar month).

5.             Net Profits Interest.

As consideration for the loans made by Lender pursuant to this Note, Debtor agrees to convey to Lender upon the repayment in full of the indebtedness evidenced by this Note and the repayment in full of the Senior Indebtedness, an undivided 0.375% (0.375 OF ONE PERCENT) net profits interest (the “Net Profits Interest”) in the future production of hydrocarbons from or attributable to Debtor’s interest in the Subject Properties (as that term is defined in the Assignment of Net Profits Interest by and between Debtor and Lender in the form attached hereto as Exhibit A) which conveyance shall be effective as of the date the indebtedness evidenced by this Note and the Senior Indebtedness is repaid in full and evidenced by an instrument substantially in the form attached hereto as Exhibit A.

Should Debtor elect, at any time subsequent to the conveyance of the Net Profits Interests, to sell its interest in any of the Subject Properties, then Debtor agrees to extend to Lender, by way of prompt written notice setting forth the terms of any such transaction, the right to sell the Net Profits Interests burdening the relevant Subject Properties to be sold by Debtor on the same terms (including, without limitation, price based on per unit of production) as those for the sale by Debtor.  Such right may be exercised at the sole discretion of Lender and, should Lender elect not to exercise such right, the Subject Properties so sold shall be conveyed by way of instrument(s) of conveyance made expressly subject to the Net Profits Interests and the provisions of this Note applicable thereto and shall remain subject to the Net Profits Interests.

6.             Prepayments.  Prepayments may be made in whole or in part at any time in whole or in part without premium or penalty.

7.             Event of Default.  Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to Debtor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

8.             Waiver.  The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.  All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.  The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender’s rights under this Note.  No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Debtor to Lender in any other respect at any other time.

9.             Applicable Law, Venue and Jurisdiction.  Debtor agrees that this Note shall be deemed to have been made in the State of Texas at Lender’s address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in the City and County of Texas indicated at the beginning of this Note.  In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note, Debtor irrevocably consents to and confers personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas.  Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

10.          Partial Invalidity.  The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

11.          Binding Effect.  This Note shall be binding upon and inure to the benefit of Debtor and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Debtor hereunder can be assigned without prior written consent of Lender.

12.          Controlling Document.  To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

13.          COMMERCIAL PURPOSE.  DEBTOR REPRESENTS TO LENDER THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES.  DEBTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE.

14.          Collection.  If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Debtor agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

15.          Notice of Balloon Payment.  At maturity (whether by acceleration or otherwise), Debtor must repay the entire principal balance of this Note and unpaid interest then due.

16.          WAIVER OF JURY TRIAL.  DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS NOTE OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR THE OTHER LOAN DOCUMENTS.

17.          Subordination.

This Note shall, to the extent and in the manner provided herein, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, as hereinafter defined.  Senior Indebtedness of any type or from any lender shall not be deemed to have been paid in full until the termination of all commitments or other obligations for such Senior Indebtedness, including under hedge agreements, and the payment in full in cash thereof (and for all purposes hereof the term “paid in full” or any variation thereof with respect to Senior Indebtedness shall mean that payment in full has been made in cash and that all commitments of the holders of the Senior Indebtedness shall have been terminated).

By accepting this Note, Lender hereof covenants and agrees that this Note shall be subject to the provisions of this section 17; and each person holding this Note, whether upon original issue or upon transfer or assignment hereof, accepts and agrees to be bound by such provisions.  This Note may not be transferred or assigned unless the transferee or assignee has acknowledged in a writing its acceptance of the provisions set forth in this section 17.  The provisions of this section 17 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions and the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

The term “Senior Indebtedness” shall mean (a) the principal of, the premium, if any, and interest (including, without limitation, interest that accrues after the filing of a petition initiating any action or proceeding under the U.S. Bankruptcy Code or any other bankruptcy, insolvency or similar law or statute protecting creditors in effect in any jurisdiction, whether or not such interest accrues after the filing of such petition for purposes of the U.S. Bankruptcy Code or such other law or statute or is an allowed claim in any such action or proceeding (“Post-Petition Interest”)) on, and all other obligations, liabilities, fees, premiums, indemnifications, costs, expenses (whether for enforcement, protection of collateral or otherwise) or otherwise, whether secured or unsecured, in whole or in part, and whether outstanding on the date of this Note or hereafter created, incurred or assumed, with respect to, or created, governed or evidenced by the Credit Agreement dated as of March 5, 2007, by and among

Wells Fargo Energy Capital, Inc. (the “Senior Lender”) and Debtor (the “Senior Credit Agreement”) or any other related documents or any prior, concurrent, or subsequent notes, instruments or agreements or indebtedness, liability or obligations of any type or form whatsoever relating thereto, and (b) all deferrals, renewals, extensions, refinancings and refundings of any such indebtedness or any amendments, restatements, supplements or other modifications thereof.  Debtor and the holders of the Senior Indebtedness may amend or modify the Senior Credit Agreement or any related documents without the consent of Lender without impairing or releasing the subordination of the debt evidenced by this Note to the repayment of the Senior Indebtedness as set forth herein.

Until the prior payment in full of the Senior Indebtedness, Lender shall not receive or accept any payment from Debtor including, without limitation, payment of principal, interest, default interest or other fees or expenses; provided, however, so long as no Event of Default or Unmatured Event of Default (as such terms are defined in the Senior Credit Agreement) exists at the time of making such payment or immediately after giving effect Debtor can make regularly scheduled payments of interest to Lender.

Until the Senior Indebtedness has finally been paid in full, the holder of this Note will not take or omit to take any action or assert any claim with respect to the indebtedness evidenced by this Note or otherwise which is inconsistent with the provisions of section 17.  Until the Senior Indebtedness has been finally paid in full, the holder of this Note will not assert, collect or enforce the indebtedness evidenced by this Note or any part thereof or take any action to foreclose or realize upon such indebtedness or any part thereof.  Until the Senior Indebtedness has been finally paid in full in, the holder of this Note shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of Debtor or any guarantor of or provider of collateral security for the Senior Indebtedness.  In no event shall this Note be accelerated while there is outstanding Senior Indebtedness.  Any payment collected or received by the holder of this Note in violation of this Section 17 shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness.

Interest shall continue to accrue on the principal balance of this Note at any time during which there exists an Event of Default or Unmatured Event of Default (as such terms are defined in the Senior Credit Agreement).

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

EXECUTED as of the date first written above.

DEBTOR:		ADDRESS:

CUBIC ENERGY, INC.		9870 Plano Road
Dallas, Texas 75238
By:	/s/ Calvin A. Wallen, III
Name:
Title:

EXHIBIT A

ASSIGNMENT OF NET PROFITS INTEREST

SEE ATTACHED.

EXHIBIT A

All of Assignor’s working interests in oil and gas leaseholds in Caddo Parish and Desoto Parish, Louisiana located in T15N, R16W; T14N, R16W; T16N, R15W; T15N, R15W; T14N, R15W; and T17N, R16W.

ASSIGNMENT OF NET PROFITS INTEREST

THIS ASSIGNMENT OF NET PROFITS INTEREST (“Assignment”) is dated and effective as of 7:00 a.m. Central Standard or Daylight Savings Time, as the case may be                          ,            (the “Effective Date”), and is from CUBIC ENERGY, INC., a corporation formed under the laws of the State of Texas (“Assignor”), with principal offices at 9870 Plano Road, Dallas, Texas 75238, to DIVERSIFIED DYNAMICS CORPORATION (“Assignee”), with principal offices at                                            .

1.

GRANTING PROVISION

For and in consideration of One Hundred and No/100 Dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does, subject to the terms and provisions of this Assignment, hereby SELL, ASSIGN, TRANSFER and SET OVER to Assignee, as a net profits interest (the “Net Profits Interest”), an undivided 0.375% (0.375 OF ONE PERCENT) interest in and to Assignor’s “Net Profits”, as that term is defined in Section 3.2 hereinbelow, attributable to all of Assignor’s right, title and interest in and to:

(a)                                  the oil, gas, and mineral leases and the leasehold estates created thereby and/or the lands covered thereby; the oil, gas and other minerals (regardless of the manner of extraction) in, on and under the lands; and all overriding royalty interests, net profits interests, production payment interests and other payments out of or measured by production in the lands; all as described more particularly on Exhibit A attached hereto and made a part hereof for all purposes; and in any lands pooled or unitized with any of the foregoing (collectively, the “Leases”, regardless of the actual character of any of the foregoing);

(b)                                 all oil, gas, other hydrocarbons, including casinghead gas, other liquid or gaseous substances produced in conjunction therewith or derived or manufactured therefrom and any other minerals (collectively, “Hydrocarbons”) produced, mined, otherwise extracted, saved, and marketed from or attributable to the Leases;

(c)                                  any agreements extending the term of any of the Leases or any renewal leases taken with respect to any of the Leases by Assignor or Assignor’s successors and assigns either while the relevant Lease or

Leases remain in force and effect or within six (6) months after the lapse of the relevant Lease or Leases; and

(d)                                 any and all other rights, titles, and interests in or with respect to all voluntary or compulsory pooling and unitization agreements or orders, farmout agreements, farmin agreements, operating agreements, Hydrocarbon purchase and sale agreements, and all other contracts of any kind whatsoever covering or affecting the production, extraction or marketing of Hydrocarbons from or attributable to the Leases (collectively, the “Property Agreements”), such undivided interest in and to the preceding items (a), (b), (c), and (d) being referred to hereinafter as the “Subject Properties”.

TO HAVE AND TO HOLD the Net Profits Interest, together with all rights and appurtenances thereto, unto Assignee and its successors and assigns forever, subject, however, to the further provisions of this Assignment.

This Assignment is made without warranty of title, either express or implied, except as to claims arising by, through or under Assignor, and is made with full transfer and subrogation of all rights and actions against all former owners of all or any part of the Subject Properties or any interest therein, and is made expressly subject to the following terms and provisions.

2.

GOVERNING DOCUMENTS

This Assignment is expressly made and accepted by Assignee subject to:  (a) all applicable local, state, and federal statutes, ordinances, rules, and regulations; (b) the terms and provisions of the Leases; and (c) the Property Agreements, if any.

3.

CALCULATION, CHARACTERISTICS, AND DISBURSEMENT

OF NET PROFITS INTEREST

3.1           For purposes of calculating the Net Profits Interest, Assignor shall maintain an account for the Subject Properties (the “Net Profits Account”) in accordance with the terms of this Assignment and good accounting practices that sets forth the charges and credits made thereto pursuant to this Assignment on a calendar month basis.  Assignor shall furnish to Assignee, within thirty (30) days after the end of each calendar month, commencing with that calendar month in which the Effective Date falls, a report, in form and substance reasonably satisfactory to Assignee, that sets forth the charges and credits made to the Net Profits Account through the end of the relevant calendar month.

3.2           The term “Net Profits” shall mean an amount (not less than zero) determined for each calendar month, commencing with that in which the Effective Date falls, by (a) deducting the aggregate of any negative balance existing in the Net Profits Account at the first of such month, plus the total charges properly made thereto during such month, from (b) the total credits properly made thereto during such month.  To the extent that the aggregate charges exceed aggregate credits at the end of any such month, such excess charges shall be carried forward to the succeeding month.  All Payments made to Assignee on account of the Net Profits Interest shall be made entirely and exclusively out of the sums credited to the Net Profits Account pursuant to Section 3.3 hereof.

3.3           Each calendar month commencing with that in which the Effective Date falls, the Net Profits Account shall be credited with an amount equal to the sum of:

(a)                                 the proceeds (or the market value of any proceeds not received in the form of cash or cash equivalents) actually received during such calendar month by Assignor from the sale or other disposition of all Hydrocarbons produced from or attributable to the Subject Properties after the Effective Date, after deducting therefrom those proceeds attributable to all royalties, overriding royalties, production payments, net profits interests, and other burdens upon, measured by, or payable out of production from or attributable to the Subject Properties that are outstanding in third parties immediately prior to the Effective Date;

(b)                                 monies received by Assignor attributable to any future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering oil and gas commodities or prices with respect to Hydrocarbons produced from the Subject Properties;

(c)                                  monies received by Assignor under any “take-or-pay” or similar provision of any Property Agreement pertaining to the Subject Properties;

(d)                                 monies received by Assignor pursuant to any gas balancing agreement pertaining to the Subject Properties;

(e)                                the proceeds from the sale or rental of fixtures and equipment used with respect to the Subject Properties;

(f)                                  monies received by Assignor pursuant to a farmout of all or a portion of the Subject Properties;

(g)                               bottom hole contributions or payments made in connection with the Subject Properties;

(h)                               amounts received by Assignor as an adjustment of any or leasehold equipment upon the pooling or unitization of the Subject Properties;

(i)                                   amounts received by Assignor as a result of an expense audit of all or a portion of the Subject Properties;

(j)                                   the proceeds of all insurance collected by or on behalf of Assignor on account of its ownership of the Subject Properties as a consequence of the loss of or damage to the Subject Properties, the personal property or equipment located thereon or Hydrocarbons therefrom;

(k)                                amounts received by Assignor as a result of a refund of taxes previously paid on the Subject Properties;

(l)                                   the proceeds of all judgments and claims collected by Assignor as the result of damage or loss of the Subject Properties;

(m)                             rentals received by Assignor pursuant to subsurface Hydrocarbon storage or other reservoir use arrangements concerning the Subject Properties;

(n)                                any payments made to Assignor in connection with the drilling or deferral of drilling of any on the Subject Properties;

(o)                                any payments received by Assignor for processing or transporting third party Hydrocarbons;

(p)                                all delay rentals, shut-in payments, minimum royalties, and other payments made to Assignor in connection with the maintenance of any Hydrocarbon lease granted by Assignor and relating to the Subject Properties; and

(q)                                 any bonus or other consideration received by Assignor in connection with the grant by Assignor of any Hydrocarbon lease relating to the Subject Properties.

3.4           Each calendar month commencing with that in which the Effective Date falls, there shall be charged against the Net Profits Account an amount equal to the sum of the following items of cost and expense actually paid by Assignor during such calendar month from and after the Effective Date, insofar only as such items of cost and expense are attributable to the interest of Assignor in the Subject Properties, are properly allocable to the Subject Properties and the production and marketing of Hydrocarbons therefrom, have not previously been deducted in any remittance to Assignor and do not arise from or relate to gross negligence, willful misconduct or bad faith of Assignor:

(a)                                  All costs and expenses incurred in drilling, deepening, sidetracking, plugging-back, coring, testing, logging, completing, recompleting and equipping for production (including, without limitation, the cost of wellhead facilities, storage tanks, separators, pumping equipment, flow lines, salt water disposal equipment, and other similar production facilities) of the Subject Properties;

(b)                                 all costs and expenses incurred in the operation and maintenance of the Subject Properties and the production and marketing of Hydrocarbons therefrom, such items of cost to include, without limitation:  (i) all costs of complying with applicable local, state, and federal statutes, ordinances, rules, and regulations; (ii) all costs of lifting and producing Hydrocarbons from the Subject Properties, including all costs of labor, fuel, equipment (rental and purchase), repairs, hauling, materials, supplies, utility charges, and other costs incident thereto; (iii) all costs of gathering, compressing, dehydrating, separating, treating, processing, transporting, and marketing Hydrocarbons produced from the Subject Properties, including the costs of constructing and maintaining flow lines and gathering lines necessary in connection with gathering, processing and marketing production for the Subject Properties; (iv) all direct and indirect overhead charges and operating charges paid, pursuant to Property Agreements, to Fossil Operating, Inc. and any non-affiliated third party operator or operators of the Subject Properties or to others for services rendered in conducting operations thereon (provided, however, it being explicitly agreed that there shall not be charged against the Net Profits Account interest, fees, costs or charges for borrowed funds), (v) all delay rentals, shut-in payments, minimum royalties, and other payments made in connection with the maintenance of the Leases; (vi) the costs of all workover and other remedial servicing operations, to the extent not within the scope of the costs and expenses addressed in (a) above; (vii) the cost of all fluid injection, pressure maintenance, secondary recovery, recycling, and other enhanced recovery operations; (viii) the costs of plugging and abandoning any wells now or hereafter located on the Subject Properties that have once produced Hydrocarbons in paying quantities; and (ix) amounts paid under gas balancing agreements, farm-in agreements, bottom hole agreements and expense audits;

(c)                                  monies paid by Assignor attributable to any future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering oil and gas commodities or prices with respect to Hydrocarbons produced from the Subject Properties;

(d)                                 the expenses of litigation, collections, liens, judgments, liquidated liabilities, and claims incurred and paid by Assignor on account of its ownership of the Subject Properties, or directly incident to the operation or maintenance thereof;

(e)                                  all taxes (except income taxes) paid by Assignor for the benefit of the parties hereto, including, without limitation, ad valorem, property, production, severance, gathering, windfall profit, occupation, and any other similar taxes assessed against or attributable to the Subject Properties or Hydrocarbons produced therefrom; provided, however, that if Assignee bears taxes individually which are not assessed against or attributable to the Subject Properties, the taxes which Assignee bears individually shall not be charged to the Net Profits Account;

(f)                                  insurance premiums paid by Assignor on account of its ownership of the Subject Properties for insurance directly relating to the Subject Properties or any part thereof, together with all expenditures incurred and paid in settlement of any and all losses, claims, damages, judgments and other expense, including legal services directly relating to the Subject Properties or operations thereon;

(g)                                 proceeds reclaimed from or returned by the Assignor as the result of the insolvency, bankruptcy, or reorganization of a purchaser of production which proceeds have been previously paid to Assignee; and

(h)                                 amounts payable by Assignor as an adjustment of any leasehold equipment upon the pooling or unitization of the Subject Properties.

3.5           Assignee shall never be personally responsible for the payment of any part of the costs and expenses charged against the Net Profits Account nor for any liabilities incurred in connection with the development, exploration, equipping, and operation of the Subject Properties.  Assignor hereby covenants and agrees to indemnify and to hold harmless Assignee, its agents, employees, successors and assigns from and against any and all such responsibility and liability, except to the extent such responsibility and liability arises out of the gross negligence or willful misconduct of Assignee.

3.6           As between Assignor and Assignee, Assignor shall have exclusive charge and control of the marketing of all Hydrocarbons allocable to the Net Profits Interest.  Assignor shall market the production allocable to the Net Profits Interest with and on the same terms as Assignor’s share of production from the Subject Properties and shall collect and receive the proceeds from the sale of all such production.

3.7           To the extent that, at the end of any calendar month after the Effective Date, there exists a credit balance in the Net Profits Account, Assignor shall disburse to Assignee, within thirty (30) days after the end of the relevant calendar month, all Net Profits that have accrued to the Net Profits Interest as of the end of such calendar month.

4.

GENERAL COVENANTS AND PROVISIONS

4.1           Assignor agrees, to the extent that Assignor controls such matters:  (a) to comply with the terms and provisions of the Leases; (b) to conduct, or to use reasonable efforts to cause to be conducted, all operations with respect to the Subject Properties with reasonable and prudent business judgment and in accordance with good oilfield practices, the provisions of the Leases, and all applicable federal, state, and local statutes, ordinances, rules, and regulations; (c) to cause all wells located on the Subject Properties to be operated in a good, prudent, and workmanlike manner and to cause all improvements and equipment necessary or useful to the operation thereof to be provided; and (d) otherwise to cause to be done all that a prudent operator would do with respect to the Subject Properties to the end that the Leases are maintained in full force and effect and each well located on the Subject Properties that is capable of producing Hydrocarbons in paying quantities shall be produced to maximize the return both to Assignor and Assignee.  Nothing herein contained shall obligate Assignor, however, to continue to operate any well when the well ceases to produce, or is not capable of producing, Hydrocarbons in paying quantities, but with the term “paying quantities” being determined without consideration of the Net Profits Interest.  Assignee and its representatives shall at the risk and expense of Assignee and to the extent permitted by Property Agreements, have access at all reasonable times to the Subject Properties and to all operations of Assignor related to the Subject Properties, and the right to observe all operations conducted thereon.  Assignor shall on reasonable request promptly furnish Assignee with any and all information in Assignor’s possession and pertaining to the Subject Properties.

4.2           Assignor agrees to at all times maintain true and correct books and records sufficient to determine the amounts payable to Assignee hereunder and such books and records shall be open to Assignee for inspection and audit upon reasonable notice during normal business hours.

4.3           Assignee hereby agrees that the owner of the Subject Properties shall have the right, without further approval by Assignee, to pool and unitize the Subject Properties and the lands affected thereby, or portions thereof, with other lands or leases to form one or more pooled units in accordance with the pooling authority granted in the Leases, any agreement subsequently obtained by the owner of the Subject Properties from any lessor with reference to pooling, and applicable rules and regulations of any State or Federal governmental authority having jurisdiction over the Leases (collectively, the “Jurisdictional Agencies”).  As to each unit so created, Assignee shall be entitled to receive, in lieu of the Net Profits Interest created herein with respect to the relevant Lease, either (a) that proportion of the Net Profits Interest that the amount of surface acreage affected thereby and placed in the relevant unit bears to the entire surface area of such unit, or (b) if participation in the relevant unit is determined by reference to factors other than the number of surface areas covered by each lease included therein, the portion of the Net Profits Interest attributable to the participation of the Subject Properties in the relevant unit.  In addition, if a Jurisdictional Agency orders the revision of any unit created subject hereto, Assignor and Assignee agrees to execute such additional documents as may be necessary to vest Assignee with title of record to an interest in and to the Leases or production therefrom, insofar as the Leases cover and relate to the relevant unit as so revised, consistent with the intents and purposes of this Assignment.

4.4           If any of the Leases covers an interest in the lands covered thereby less than the entire mineral estate therein (regardless of whether the relevant Lease purports to cover only the lessor’s interest therein), then, as to such Lease, the Net Profits Interest, insofar only as it affects and applies to Hydrocarbons produced from or attributable to such portion of the lands covered by such Lease, shall be payable to Assignee in the proportion that the mineral interest in such lands actually covered by the relevant Lease bears to the entire, undivided mineral estate in such lands.  Similarly, if Assignor owns less than the full leasehold estate in and to any of the Leases, then, as to such Lease, the Net Profits Interest, insofar only as it affects and applies to Hydrocarbons produced from or attributable to such

Lease, shall be payable to Assignee in the proportion that the aggregate leasehold interest in the relevant Lease actually owned by Assignor bears to the entire leasehold interest in and to such Lease.

4.5           All of the covenants of Assignor and Assignee herein contained shall be covenants running with the land, and this Assignment and the covenants herein contained shall inure to the benefit of and be binding upon the successors and assigns of Assignor and Assignee.

4.6           This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts shall constitute but one Assignment.

4.7           Should Assignor elect, at any time to sell its interest in any of the Subject Properties, then Assignor agrees to extend to Assignee, by way of prompt written notice setting forth the terms of any such transaction, the right to sell the Net Profits Interests burdening the relevant Subject Properties to be sold by Assignor on the same terms (including, without limitation, price based on per unit of production) as those for the sale by Assignor.  Such right may be exercised at the sole discretion of Assignee and, should Assignee elect not to exercise such right, the Subject Properties so sold shall be conveyed by way of instrument(s) of conveyance made expressly subject to the Net Profits Interests and the provisions of this Assignment applicable thereto and shall remain subject to the Net Profits Interests.

EXECUTED on the         day of               ,         , but effective as of the Effective Date.

ASSIGNOR:

CUBIC ENERGY, INC.
WITNESSES:
By:
Printed Name:
Title:

ASSIGNEE:

WITNESSES:	DIVERSIFIED DYNAMICS CORPORATION

By:
Printed Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF	§

On this          day of                 ,          , before me appeared                                          , to me personally known, who, being by me duly sworn did say that he is the                            of Cubic Energy, Inc., a Texas corporation, and that said instrument was signed before me and in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged in my presence and in the presence of said witnesses that he signed the said instrument on behalf of said corporation by authority of its board of directors and said                               acknowledged said instrument to be the free act and deed of said Cubic Energy, Inc.

Given under witness my hand and seal of office this            day of                         ,                 .

Notary Public in and for the
State of Texas
My Commission Expires:

(Printed Name of Notary Public)

STATE OF	§
§
COUNTY OF	§

On this          day of                         ,              , before me appeared                                       , to me personally known, who, being by me duly sworn did say that he is the                                          of Diversified Dynamics Corporation, and that said instrument was signed before me and in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged in my presence and in the presence of said witnesses that he signed the said instrument on behalf of said corporation by authority of its board of directors and said                                           acknowledged said instrument to be the free act and deed of said Diversified Dynamics Corporation.

Given under witness my hand and seal of office this         day of                           ,            .

Notary Public in and for the
State of Texas
My Commission Expires:

(Printed Name of Notary Public

(Printed Name of Notary Public)